UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2009 (September 8, 2009)
RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (248) 350-9900
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
On September 8, 2009, Ramco-Gershenson Properties Trust (the “Company”) and American Stock Transfer & Trust Company, LLC entered into an Amendment to Rights Agreement, which amended and terminated that certain Rights Agreement, dated as of March 25, 2009, by and between the Company and American Stock Transfer & Trust Company, LLC as Rights Agent (the “Rights Agreement”). Under the Rights Agreement, each registered holder received a dividend of one Right per common share, which Right entitled the registered holder to purchase from the Company one one-thousandth of a Series A Junior Participating Preferred Share of beneficial interest of the Company (the “Series A Preferred Shares”) at a specified price. The Amendment to Rights Agreement revised the expiration date of the Rights thereunder to be effective September 8, 2009 and therefore terminated the ability to exercise the Rights in accordance with the triggering events set forth in the Rights Agreement. A copy of the Amendment to Rights Agreement is attached hereto as Exhibit 4.1, which is incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders
Please see the disclosure set forth under Item 1.02 above, which is incorporated by reference into this Item 3.03.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On September 8, 2009, in connection with the Termination Agreement described in Item 1.02 hereof, the Board of Trustees approved an Articles Supplementary reclassifying the Series A Preferred Shares, none of which were issued and outstanding, and designated such securities as authorized but unissued and unclassified preferred shares of the Company. The Company will file the Articles Supplementary with the State Department of Assessments and Taxation of Maryland on or about September 8, 2009. The Articles Supplementary is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information set forth under Item 1.02 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
On September 8, 2009, the Company issued two press releases: (A) a press release announcing the Company’s intent to conduct an offering of its common shares of beneficial interest, furnished as Exhibit 99.1 hereto and (B) a press release announcing the Company’s completion of its review of strategic and financial alternatives, announcement of certain corporate governance changes, and provision of guidance and other updates, furnished as Exhibit 99.2, both of which are incorporated herein by reference.
The information included in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Furthermore, the information contained in Exhibits 99.1 and 99.2 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

3.1	Articles Supplementary reclassifying 50,000 Series A Junior Participating Preferred Shares of Beneficial Interest as authorized but unissued and unclassified preferred shares of the Company, as filed with the State Department of Assessments and Taxation of Maryland on or about September 8, 2009.

4.1	Amendment to Rights Agreement, dated September 8, 2009, between the Company and American Stock Transfer & Trust Company, LLC.

99.1	Press Release dated September 8, 2009, entitled “Ramco-Gershenson Announces Offering of 9 Million Common Shares of Beneficial Interest.”

99.2	Press Release dated September 8, 2009, entitled “Ramco-Gershenson Completes Review of Strategic and Financial Alternatives, Announces Governance Changes and Provides Guidance and Other Updates.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST
Date: September 9, 2009	By:	/s/ Richard J. Smith
Richard J. Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Articles Supplementary reclassifying 50,000 Series A Junior Participating Preferred Shares of Beneficial Interest as authorized but unissued and unclassified preferred shares of the Company, as filed with the State Department of Assessments and Taxation of Maryland on or about September 8, 2009.

4.1	Amendment to Rights Agreement, dated September 8, 2009, between the Company and American Stock Transfer & Trust Company, LLC.

99.1	Press Release dated September 8, 2009, entitled “Ramco-Gershenson Announces Offering of 9 Million Common Shares of Beneficial Interest.”

99.2	Press Release dated September 8, 2009, entitled “Ramco-Gershenson Completes Review of Strategic and Financial Alternatives, Announces Governance Changes and Provides Guidance and Other Updates.”

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